UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 14, 2016

AEP INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35117	22-1916107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

95 Chestnut Ridge Road, Montvale, New Jersey	07645
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(201) 641-6600

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On January 14, 2016, AEP Industries Inc. (the "Company") issued a press release reporting its results of operations for the fiscal year ended October 31, 2015. The press release is furnished as Exhibit 99.1 and is incorporated by reference herein.

Item 8.01	Other Events

The Company’s Board of Directors confirmed its intention to declare quarterly dividends, beginning in fiscal 2016 with a quarterly dividend of $0.25 per common share of the Company. On January 13, 2016, the Company’s Board of Directors declared a cash dividend of $0.25 per common share of the Company, payable on February 16, 2016 to stockholders of record on February 1, 2016. Future dividends to the Company’s common stockholders are at the discretion of the Company’s Board and depend on the cash available to the Company, the Company’s financial condition, capital and other liquidity requirements, restrictions in the Company’s debt instruments, applicable law and such other factors as the Company’s Board of Directors deems relevant.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release, dated January 14, 2016, reporting the Company's results of operations for the fiscal year ended October 31, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEP INDUSTRIES INC.
(Registrant)

Date: January 14, 2016
	By:	/s/ Linda N. Guerrera
Linda N. Guerrera
Vice President and Controller

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release, dated January 14, 2016, reporting the Company's results of operations for the fiscal year ended October 31, 2015.